EXHIBIT 5.1

[AKIN GUMP STRAUSS HAUER & FELD LLP LETTERHEAD]

December 9, 2004

Bill Barrett Corporation
1099 18th Street
Suite 2300
Denver, CO 80202

     Re: Bill Barrett Corporation, Registration Statement on Form S-1 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

     We have acted as special counsel to Bill Barrett Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-1 (the “462(b) Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of up to 1,000,000 additional shares (the “Additional Firm Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and up to 150,000 additional shares (the “Additional Optional Shares”) of Common Stock pursuant to an over-allotment option to be sold pursuant to the terms of an underwriting agreement entered into by and between the Company and Goldman, Sachs & Co., on behalf of the underwriters, and the issuance of the associated preferred stock purchase rights to be issued pursuant to a rights agreement to be executed by the Company and Mellon Investor Services LLC, as rights agent (together with the Additional Firm Shares and the Additional Optional Shares, the “Additional Company Shares”). The 462(b) Registration Statement to be used for the offer and sale of the Additional Company Shares is filed with the Commission in connection with the offering described in the Registration Statement on Form S-1 (File No. 333-114554), as amended, which was initially filed with the Commission on April 16, 2004 and declared effective by the Commission on December 9, 2004.

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Bill Barrett Corporation
December 9, 2004

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that, when (a) the 462(b) Registration Statement relating to the Additional Company Shares has become effective under the Act, (b) the terms of the sale of the Additional Company Shares have been duly established in conformity with the Company’s certificate of incorporation and (c) the Additional Company Shares have been issued, sold and delivered as described in the 462(b) Registration Statement, the Additional Company Shares will be duly authorized and validly issued and are fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of the General Corporation Law of the State of Delaware.

B.	This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

C.	This letter is limited to the matters stated herein, and no opinions are implied or may be inferred beyond the opinions expressly stated. This letter speaks as of its date, and we undertake no, and hereby disclaim any, obligation to update this letter.

     We hereby consent to the filing of this letter as an exhibit to the 462(b) Registration Statement and to the use of our name in the prospectus forming a part of the 462(b) Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP